THIRD AMENDMENT TO LEASE


     THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is entered into effective as of December 30, 1999 between Merham Partners, LLC, a Missouri Limited Liability Corporation, Landlord and WarpRadio.com, Inc., a Nevada Corporation, Tenant.

                                    RECITALS
                                    --------

     A. Landlord and Tenant are parties the Lease dated September 16, 1998, it's First Amendment dated July 23, 1999, it's Second Amendment dated July 30, 1999 and it's Assignment and Assumption Agreement, for the lease of the Premises known as Suites 3000 and 3675, located at 6535 South Dayton Street, Greenwood Village, Colorado 80111.

     B. Landlord and Tenant desire to amend the Lease in accordance with the following provisions.

                                    AGREEMENT
                                    ---------

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, the parties agree as follows:

     1. Expansion Premises. The Premises shall be expanded ("Expansion Premises") pursuant to Exhibit A-3, attached, to include the Expansion Premises located at 6535 South Dayton Street, Suites 3050 and 3850, Greenwood Village, Colorado 80111, hereinafter attached to and referred to as Suite 3000.

     2. Term. This Lease shall be extended to terminate at 11:59 p.m. on the 31st day of October, 2002.

     3. Early Occupancy. Landlord allows Tenant early occupancy to the available vacant portions of the Expansion Premises and the balance as it becomes vacant or upon substantial completion of the tenant improvements, beginning December 30, 1999, through January 29, 2000 at no charge, under the terms and conditions of the Lease, for the purposes of installing telephone and data lines, fixtures and personal property.

     4. Base Rent. Pursuant to paragraph 3.1 of the Lease, Base Rent Shall be paid according to the schedule below:

    Lease Year                       Monthly Payment              Sub Total
    ----------                       ---------------              ---------

     2/1/00 - 10/31/00                 $8,374.00                  $75,366.00
    11/1/00 - 10/31/01                 $8,507.00                  $102,084.00
    11/1/01 - 10/31/02                 $8,507.00                  $102,084.00

     5. Security Deposit. Pursuant to paragraph 7.1 of the Lease, the amount shall be increased to eight thousand, five hundred seven dollars ($8,507.00), with five thousand, seven hundred sixty-one dollars ($5,761.00) being carried forward from the Lease.

     6. Reaffirmation of Lease. Except as otherwise expressly modified herein, the terms of the Lease are hereby affirmed by Landlord and Tenant and such terms shall remain in full force and effect.

     7. Capitalized Terms. Unless otherwise defined herein, capitalized terms used in this Third Amendment shall have the same meaning as defined in the Lease.

     8. Conflict. In the event of conflict between the terms of this Third Amendment and the terms of the Lease, the terms of this Third Amendment shall control.

The parties have executed this Third Amendment as of the date first written above.


LANDLORD

         Merham Partners, LLC
         a Missouri Limited Liability Corporation


         By: ____________________________________
         Name:  Daniel Bruce Strong
         Title:  Vice President

TENANT

         WarpRadio.com, Inc.
         a Nevada Corporation


         By: ____________________________________
         Name:  Denise Sutton
         Title:  CEO

                                   EXHIBIT A-3

                               EXPANSION PREMISES

                                   EXHIBIT B-3

     Landlord at it's sole expense shall provide the tenant improvements indicated on the list and drawing below:

     A.   Demolish Closet door to connect suites in the Expansion Premises.

     B. Install a fourplex electrical outlet in the Second Amendment, Expanded Premises in the approximate location indicated on this Exhibit, actual location to be finally determined between Landlord and Tenant.

     C. Repair or replace the door to include a lockset, in the Second Amendment, Expanded Premises in the approximate location indicated on this Exhibit

     D.   Relocate suite sign to the location indicated.

     E. Install building standard mini-blind on entry door of the former suite 3050.

     F. Demolish carpet in the portion of the Expanded Premises formerly referred to as Suite 3050 and install that used carpet into the original Premises, indicated in Exhibit A of the Lease, in the reception and the office directly to the left of the entry door, subject to available demolition carpet.

     G. Minor changes , mutually agrred upon between Landlord and Tenant, not to exceed one thousand dollars ($1,000.00).

     H.   Install new carpet throughout the Third Amendment Expansion Premises.

     I. Paint and/or touchup paint throughout the Third Amendment Expansion Premises.

     J. Re-key all doors entry doors as directed by Tenant, while retaining building access system.

                                   EXHIBIT C-3

                              CORPORATE RESOLUTION

        RESOLUTION OF THE BOARD OF DIRECTORS AUTHORIZING LEASE AMENDMENT

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                               WARPRADIO.COM, INC.

A meeting of the board of directors of this corporation was duly called and held on December 30, 1999.

A quorum of the board of directors was present and at the meeting it was decided, by majority vote, that it has become necessary to enter into a Lease of the Premises located at: 6535 South Dayton Street, Suites formerly known as 3050 and 3850 hereinafter referred to as suite 3000, Greenwood Village, Colorado 80111.

Therefore, it is resolved, that this corporation enter into a Lease for the period from February 1, 2000 through, October 31, 2002 with Merham Partners, LLC, Landlord for the Premises.

Base Rent shall be paid as illustrated below:

Base Rent. Pursuant to paragraph 3.1 of the Lease, Base Rent Shall be paid according to the schedule below:

         Lease Year                Monthly Payment           Sub Total

          2/1/00 - 10/31/00           $8,374.00              $75,366.00
         11/1/00 - 10/31/01           $8,507.00              $102,084.00
         11/1/01 - 10/31/02           $8,507.00              $102,084.00

The officers of this corporation are hereby authorized to perform all necessary acts to enter into such Lease.

The undersigned, certifies that he or she is the duly elected Director of this corporation and that the above is a true and correct copy of the resolution that was duly adopted at a meeting of the board of directors which was held in accordance with state law and the By-Laws of the corporation on December 30, 1999.

I further certify that such resolution is now in full force and effect.


Dated
      ----------------------------------------

SEAL






----------------------------------------------
Denise Sutton, Director